EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 28, 2005

Huron Consulting Group Reports First Quarter 2005 Financial Results

•	Revenues of $46.8 million for Q1 2005 increased 16.6% from $40.1 million in Q1 2004.
•	Earnings for the quarter were 29 cents per diluted share, compared to 15 cents per diluted share in the same period last year.
•	Utilization rate increased to 76.3% during Q1 2005 from 73.4% during the same period last year.

CHICAGO - April 28, 2005 - Huron Consulting Group Inc. (NASDAQ: HURN) today announced its financial results for the first quarter ended March 31, 2005.

First Quarter Results
Revenues (before reimbursable expenses) of $46.8 million for the first quarter of 2005 increased 16.6% from $40.1 million for the first quarter of 2004. The Company’s first quarter 2005 operating income was $8.2 million compared to $4.3 million in the first quarter of 2004. Net income attributable to common stockholders was $4.8 million, or $0.29 per diluted share, for the first quarter of 2005 compared to $2.1 million, or $0.15 per diluted share, for the comparable quarter last year.

First quarter 2005 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (5) were $9.1 million, or 19.4% of revenues, compared to $4.9 million, or 12.1% of revenues, in the comparable quarter last year. Adjusted EBITDA (5), which excludes stock-based compensation expense and restructuring and severance charges, for the first quarter of 2005 totaled $10.5 million, or 22.4% of revenues, compared to $7.2 million, or 18.0% of revenues, in the comparable quarter last year.

“Strong demand in the marketplace for Huron’s consulting services fueled continued growth for the company during the first quarter of 2005,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “Operational Consulting had a strong first quarter, and Financial Consulting met expectations given the transaction based and cyclical nature of its practices. Our very solid results reflect Huron’s ability to respond rapidly to changing market opportunities.”

Both of the Company’s segments - Financial Consulting and Operational Consulting - continued to record improvements in revenue growth. In the first quarter, Financial Consulting represented 52.5% of Huron’s revenues, and Operational Consulting represented 47.5%.

Billable consultant headcount totaled 499 at March 31, 2005 compared to 483 at March 31, 2004, while utilization rates increased to 76.3% during the first quarter of 2005 from 73.4% during the same period last year. Average billing rate per hour increased $21, or 9.2%, to $250 for the first quarter of 2005 from $229 for the first quarter of 2004.

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First Quarter Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com and will be available for replay for 90 days.

About Huron Consulting Group Inc.
Huron Consulting Group Inc. is the parent company of Huron Consulting Services LLC, an independent provider of financial and operational consulting services. Huron’s experienced and credentialed professionals apply their expertise in accounting, finance, economics, and operations to a wide variety of financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s future results are "forward-looking" statements as defined in Section 21 of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations; that we are able to expand our service offerings through our existing consultants and new hires; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Please see “Risk Factors” in our 2004 annual report on Form 10-K for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

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HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2005	2004
Revenues and reimbursable expenses:
Revenues	$46,760	$40,101
Reimbursable expenses	4,370	3,443
Total revenues and reimbursable expenses	51,130	43,544
Direct costs and reimbursable expenses:
Direct costs	24,945	24,856
Stock-based compensation	999	12
Reimbursable expenses	4,387	3,523
Total direct costs and reimbursable expenses	30,331	28,391
Gross profit	20,799	15,153
Operating expenses:
Selling, general and administrative	11,312	8,156
Stock-based compensation	411	2
Depreciation	847	603
Restructuring charges	—	2,139
Total operating expenses	12,570	10,900
Operating income	8,229	4,253
Other (income) expense:
Interest (income) expense, net	(165)	245
Other income	(1)	—
Total other (income) expense	(166)	245
Income before provision for income taxes	8,395	4,008
Provision for income taxes	3,568	1,661
Net income	4,827	2,347
Accrued dividends on 8% preferred stock	—	273
Net income attributable to common stockholders	$4,827	$2,074

Net income attributable to common stockholders per share:
Basic	$0.31	$0.16
Diluted	$0.29	$0.15

Weighted average shares used in calculating net income attributable to common stockholders per share:
Basic	15,547	11,974
Diluted	16,677	12,747

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31, 2005 (Unaudited)	December 31, 2004 (Audited)
Assets
Current assets:
Cash and cash equivalents	$20,599	$28,092
Receivables from clients, net	22,914	21,750
Unbilled services, net	15,083	10,830
Income tax receivable	—	494
Deferred income taxes	9,234	7,919
Other current assets	3,388	3,053
Total current assets	71,218	72,138
Property and equipment, net	9,121	8,975
Other assets:
Deferred income taxes	1,805	1,450
Deposits	641	656
Total other assets	2,446	2,106
Total assets	$82,785	$83,219

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,637	$2,809
Accrued expenses	2,475	2,384
Accrued payroll and related benefits	10,684	20,494
Income tax payable	4,406	950
Deferred revenue	2,195	2,603
Total current liabilities	22,397	29,240
Non-current liabilities:
Accrued expenses	514	598
Deferred lease incentives	4,279	4,148
Total non-current liabilities	4,793	4,746
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 16,886,053 shares issued at March 31, 2005 (unaudited) and 16,364,574 shares issued and outstanding at December 31, 2004	169	164
Treasury stock, 15,200 shares at March 31, 2005, at cost	(236)	—
Additional paid-in capital	70,532	59,608
Deferred stock-based compensation	(21,439)	(12,281)
Retained earnings	6,569	1,742
Total stockholders’ equity	55,595	49,233
Total liabilities and stockholders equity	$82,785	$83,219

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (1)
(Unaudited)

	Three months ended March 31,
Segment Operating Results (in thousands):	2005	2004
Revenues and reimbursable expenses:
Financial Consulting	$24,553	$23,557
Operational Consulting	22,207	16,544
Total revenues	46,760	40,101
Total reimbursable expenses	4,370	3,443
Total revenues and reimbursable expenses	$51,130	$43,544

Operating income:
Financial Consulting	$9,987	$7,761
Operational Consulting	8,751	5,823
Total segment operating income	$18,738	$13,584

Other Operating Data:
Number of consultants (at period end) (2):
Financial Consulting	258	282
Operational Consulting	241	201
Total	499	483
Average number of consultants (for the period):
Financial Consulting	267	287
Operational Consulting	231	196
Total	498	483
Utilization rate (3):
Financial Consulting	74.3%	72.1%
Operational Consulting	78.6%	75.3%
Total	76.3%	73.4%
Average billing rate per hour (4):
Financial Consulting	$274	$244
Operational Consulting	$228	$210
Total	$250	$229

(1)
The Company periodically reclassifies certain revenues and expenses among the segments to align them with the changes in the Company’s internal organizational structure. Beginning January 1, 2005, the Forensic Technology and Discovery Services group within the Financial Consulting segment was moved into the Operational Consulting segment to improve marketing synergies with our Legal Business Consulting practice. Previously reported segment information has been revised to reflect this change.

(2)	Consultants consist of our billable professionals.
(3)
We calculate the utilization rate for our consultants by dividing the number of hours all our consultants worked on client assignments during a period by the total available working hours for all of our consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
(in thousands)

	Three months ended March 31,
	2005	2004
Revenues	$46,760	$40,101

Operating income	$8,229	$4,253
Add back:
Depreciation	847	603
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	9,076	4,856
Add back:
Stock-based compensation expense	1,410	14
Restructuring charges	—	2,139
Severance charges	—	196
Total adjusted items	1,410	2,349
Adjusted EBITDA (5)	$10,486	$7,205
Adjusted EBITDA as a percentage of revenues	22.4%	18.0%

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS
(in thousands)

	Three months ended March 31,
	2005	2004
Net income attributable to common stockholders	$4,827	$2,074
Diluted earnings per share	$0.29	$0.15
Add back:
Total adjusted items (see above)	1,410	2,349
Tax effect	567	944
Total adjusted items, net of tax	843	1,405
Adjusted net income attributable to common stockholders (5)	$5,670	$3,479
Adjusted diluted earnings per share (5)	$0.34	$0.25

(5)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income attributable to common stockholders and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.